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                                                                     Exhibit (1)

                                INVESTMENT LETTER

                 SELIGMAN LASALLE REAL ESTATE SERIES FUND, INC.

Seligman LaSalle Real Estate Series Fund, Inc. (the "Corporation"), an open-end management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. In order to provide Seligman LaSalle Monthly Dividend Real Estate Fund, a series of the Corporation, with its initial capital, the Corporation hereby sells to Purchaser and Purchaser purchases 8,406 shares of Class A Capital Stock of the Fund and 1,400 shares of each of Class B, Class C, Class D and Class R Capital Stock of the Fund (all such shares with a par value $.001) at a price of $7.14 per share (the "Shares") as of the close of business on the date hereof. The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $100,003 in full payment for the Shares.

2. Purchaser represents and warrants to the Corporation that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.

IN WITNESS WHEREOF, the parties have executed this agreement as of the ____ day of July, 2003.

                                        SELIGMAN LASALLE REAL ESTATE
                                        SERIES FUND, INC.


                                        By:
                                           -------------------------------------
                                                    Lawrence P. Vogel
                                               Vice President and Treasurer


                                        SELIGMAN ADVISORS, INC.


                                        By:
                                           -------------------------------------
                                                   Stephen J. Hodgdon
                                                       President